UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ENTECH SOLAR, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTECH SOLAR, INC.

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

July 13, 2011

To Our Stockholders:

I am pleased to invite you to our 2011 Annual Meeting of Stockholders, or the Annual Meeting, which will be held on August 24, 2011, at 9:00 a.m. local time at Entech Solar, Inc.’s offices, 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177.

The Notice of Annual Meeting and the proxy statement that follow describe the business to be considered and acted upon by stockholders of the Company at the Annual Meeting. Please carefully review the information contained in the proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOU VOTE BY PROXY USING ONE OF THE MEANS DESCRIBED IN THE PROXY STATEMENT AS SOON AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY VOTING IN PERSON AT THE ANNUAL MEETING, BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE ANNUAL MEETING.

Sincerely,

/s/ DAVID GELBAUM
David Gelbaum Chairman of the Board and Chief Executive Officer

ENTECH SOLAR, INC.

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

817-224-3600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on August 24, 2011

PLEASE TAKE NOTICE that the Annual Meeting of Stockholders, or the Annual Meeting, of Entech Solar, Inc., or the Company, will be held on August 24, 2011, at 9:00 a.m., local time, at the Company’s offices, 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177, for the following purposes:

1.	To elect five directors to hold office for terms of one year and until their successors are elected and qualified.

2.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on July 6, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders during normal business hours at our offices located at 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177, during the ten days prior to the Annual Meeting as well as at the Annual Meeting.

Information relating to the proposals described above is set forth in the accompanying proxy statement. Please carefully review the proxy statement which is accompanied by our annual report for the fiscal year ended December 31, 2010.

Stockholders are cordially invited to attend the Annual Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please vote by proxy using one of the means described in the proxy statement.

As permitted by rules adopted by the Securities and Exchange Commission, or the SEC, we are making this notice, our proxy statement and annual report and proxy card, available electronically via the Internet. In accordance with SEC rules, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, containing instructions on how to electronically access the proxy materials on the Internet and how to vote online. In general, stockholders who receive the Notice of Internet Availability will not receive a printed copy of the proxy materials in the mail. The Notice of Internet Availability contains instructions on how to request a printed copy of the proxy materials, including the proxy statement, annual report and proxy card. We will begin mailing the Notice of Internet Availability to our stockholders of record on or about July 6, 2011.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to be Held on August 24, 2011:

The proxy statement and annual report are available at www.edocumentview.com/ENSL.

By Order of the Board of Directors,

/s/ DAVID GELBAUM
David Gelbaum Chairman of the Board and Chief Executive Officer

Fort Worth, Texas

July 13, 2011

i

ENTECH SOLAR, INC.

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

817-224-3600

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 24, 2011

This proxy statement is furnished by Entech Solar, Inc., a Delaware corporation, or the Company, to holders of its common stock, par value $0.001 per share, or the common stock and to holders of its Series D-1 convertible preferred stock, par value $0.01 per share, or the Series D-1 preferred stock, in connection with the solicitation of proxies by our Board of Directors, or the Board, for use at our Annual Meeting of Stockholders, or the Annual Meeting, and at any and all adjournments or postponements thereof. The Annual Meeting will be held on August 24, 2011 at 9:00 a.m., local time, at the Company’s offices, 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177. This proxy statement and the accompanying form of proxy is first being made available to holders of common stock and Series D-1 preferred stock on or about July 13, 2011. Our mailing address and the location of our principal executive offices is 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177. Our telephone number is 817-224-3600. The purposes of the meeting are set forth in the Notice of Annual Meeting of Stockholders which accompanies this proxy statement.

A stockholder who delivers a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering another proxy bearing a later date or by giving notice in writing to our Secretary not later than the day prior to the Annual Meeting.

All proxies delivered prior to the Annual Meeting will be voted in accordance with instructions contained therein or, if no choice is specified for one or more proposals, the shares represented by such proxy will be voted “For” such proposals and in the discretion of the named proxies with respect to any other matters which may properly come before the Annual Meeting.

A stockholder may designate a person or persons other than those persons designated on the form of proxy to act as the stockholder’s proxy by striking out the name appearing on the proxy card, inserting the name(s) of another person(s) and delivering the signed card to that person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure that the shares are properly voted.

At the close of business on July 6, 2011, the record date for the Annual Meeting, the number of our issued and outstanding shares of common stock entitled to vote was 388,622,219. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. In addition, as of the record date, 4,892,857 shares of Series D-1 preferred stock were issued and outstanding. Each share of Series D-1 preferred stock entitles the holder to 13.16 votes with respect to all matters submitted to stockholders at the meeting. The Company has no other voting securities. Giving effect to the voting rights of both the common stock and the Series D-1 preferred stock, there are a total of 452,997,218 votes that may be cast at the Annual Meeting.

A complete list of Company stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices, during normal business hours, at least ten days prior to the Annual Meeting. Our by-laws provide that a majority of the outstanding shares entitled to vote, represented in person or by proxy, constitute a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present.

For Proposal 1, directors will be elected by a plurality of votes represented in person or by proxy at the Annual Meeting. All of the five directors nominated for election at the Annual Meeting will be elected by the holders of common stock and Series D-1 preferred stock voting together as a single class. Abstentions and broker non-votes will have no effect on this proposal.

Proposal 2, ratification of our independent registered public accountant, will be approved upon the affirmative vote of a majority of the votes represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the effect of a vote against this proposal.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to make available this proxy statement, the accompanying form of proxy and our annual report for the fiscal year ended December 31, 2010 to beneficial owners and will reimburse them for their expenses in forwarding these materials. We expect to solicit proxies primarily by mail and by making our proxy materials available on the Internet, but our directors, officers and employees may also solicit in person, by telephone, email or by fax.

The Board does not know of any matters which will be brought before the Annual Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is intended that the persons named in the form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

This proxy statement should be read together with our annual report for the fiscal year ended December 31, 2010, including the financial statements and management’s discussion and analysis of financial condition and results of operations contained therein.

In accordance with applicable SEC rules and regulations, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing our proxy materials, including the Notice of Annual Meeting, this proxy statement, our 2010 annual report and the proxy card by providing access to such documents on the Internet. We will send a Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, no later than July 13, 2011 to our stockholders of record as of July 6, 2011, the record date for the Annual Meeting. The Notice of Internet Availability contains instructions for accessing and reviewing our proxy materials on the Internet and voting by proxy over the Internet. You will not receive printed copies of the proxy materials unless you request them this year or have requested them in response to a Notice of Internet Availability in the past. Viewing our proxy materials and voting by proxy electronically will save us the cost of printing and mailing documents to you and will reduce the impact on the environment.

To ensure your representation at the Annual Meeting, you are urged to vote by proxy using one of the following means as promptly as possible:

1.	Vote via the Internet pursuant to the instructions provided in the Notice of Internet Availability; or

2.	Request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice of Internet Availability and either:

(i)	complete, date, sign and return the proxy card you will receive in response to your request; or

(ii)	vote via telephone (toll-free) in the United States or Canada in accordance with the instructions on the proxy card.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 12:00 p.m., central time, on August 24, 2011. Your shares cannot be voted unless you vote by one of the methods described above or attend the Annual Meeting.

Stockholders may request a paper copy of the Company’s most recent Annual Report on Form 10-K by contacting Computershare Trust Company, N.A., by Internet, telephone or email. Computershare’s website is www.edocumentview.com/ENSL. You also may elect to obtain written materials by calling Computershare toll free at 1-866-641-4276 using a touch-tone phone, or emailing Computershare at investorvote@computershare.com, with “Proxy Materials Entech Solar, Inc.” in the subject line and including your name, address and the number located in the shaded bar on the reverse side of the Notice of Internet Availability. Stockholders sharing an address who desire to receive multiple copies or who wish to receive only a single copy of the annual report and/or proxy statement and stockholders preferring to receive a paper copy of materials for future meetings may contact Computershare to request a change. The Notice of Internet Availability also contains instructions on how to request such materials by mail.

Corporate Governance Matters

Pursuant to the Delaware General Corporation Law and our by-laws, as amended, our business, property and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and Chairman and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board is currently comprised of five directors.

The Board has adopted a number of corporate governance documents, including a charter for its Audit Committee, a Related Party Transaction Policy and a Code of Business Conduct and Ethics for employees, officers and directors of the Company (including its principal executive officer and principal financial officer) and that includes whistleblower policies and procedures regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on our website at www.entechsolar.com under the sub-heading “Corporate Governance” within the “Investors” section of the website. A copy of any such document may be obtained, without charge, upon written request to the Company, c/o Investor Relations, 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177.

Director Independence

The Board has determined that Carl Pope, James L. Doti, and David Field do not have material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) within the meaning of NASDAQ Stock Market rules and are independent within the meaning of NASDAQ Stock Market rules. In making this determination, the Board considered the relationship of Mr. Field, as Chief Executive Officer of OneRoof Energy, Inc., an entity indirectly controlled by The Quercus Trust, and as a director appointed pursuant to rights previously held by The Quercus Trust. David Gelbaum is a trustee of The Quercus Trust and our Chairman, President and Chief Executive Officer.

The Board has determined that David Gelbaum does not qualify as an independent director under NASDAQ Stock Market rules because he serves as our President and Chief Executive Officer. The Board has also determined that Mark J. O’Neill does not qualify as an independent director under NASDAQ Stock Market rules because he serves as our Chief Technology Officer.

The Board has also determined that Peter L. Corsell did not have a material relationship with the Company during the periods in 2010 for which he served as a director and thus was independent within the meaning of NASDAQ Stock Market rules. In making this determination, the Board considered the relationship of Mr. Corsell as Chief Executive Officer of GridPoint, Inc., an entity in which The Quercus Trust is an investor, and as a director appointed pursuant to rights previously held by The Quercus Trust. Mr. Corsell resigned from the Board on November 11, 2010.

Board Leadership Structure

The Board has no set policy with respect to the separation of the offices of Chairman and Chief Executive Officer. Currently, David Gelbaum serves as both our Chairman and our Chief Executive Officer. There is currently no lead independent director serving on the Board.

Our Board leadership structure is commonly utilized by other public companies in the United States, and we believe that it is effective for us. This leadership structure is appropriate for us given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among the Chief Executive Officer and the Chief Financial Officer and the independent directors. Of the five members of our Board, three are independent from management. We believe that having a combined Chairman and Chief Executive Officer provides the best form of leadership for our Company. Having our Chief Executive Officer and our Chief Technology Officer serve on the Board ensures that the Board contains the individuals most familiar with our business, industry and key technology and most effective at identifying strategic priorities and implementation of our strategy. We have a single leader with oversight of our operations by experienced independent directors.

Board of Director’s Role in Risk Oversight

The Board is responsible for overseeing the management and operations of the Company, including overseeing its risk assessment and risk management functions. We believe that our directors provide effective oversight of risk management functions. Annually we perform a risk review wherein the management team evaluates the risks facing the Company in the upcoming year and over a longer term horizon. From this risk assessment, plans are developed to deal with the risks identified. The results of this risk assessment are provided to the Board for its consideration and review. In addition members of our management periodically present to the Board the strategies, issues and plans for the areas of our business for which they are responsible. While the Board oversees risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board leadership structure supports this approach.

Committees of the Board of Directors

The Board currently has a standing Audit Committee.

The Audit Committee has adopted a written charter approved by the full Board and which specifies the scope of the Audit Committee’s responsibilities and how it should carry out such responsibilities. The Audit Committee charter is available on the Company’s website at www.entechsolar.com.

Audit Committee

The main function of the Audit Committee is to seek to ensure that effective accounting policies are implemented and that internal controls are in place to deter fraud, anticipate financial risks and promote accurate and timely disclosure of financial and other material information to the public markets, the Board and our stockholders. The Audit Committee also reviews and recommends to the Board approval of the annual audited financial statements and provides a forum, independent of management, where our independent auditors can communicate any issues of concern. In performing these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of our management and independent auditors, which, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles.

Compensation Committee

The Company does not currently have a Compensation Committee. In the absence of a Compensation Committee, the full Board reviews the performance of our executive officers regarding our executive and employee compensation programs and reviews and discusses plans for executive officer development and succession. The full Board also currently administers the Company’s equity-based and employee benefit plans. The Company is seeking additional Board members to serve on the Compensation Committee.

Nominations for Director and Consideration of Diversity

We do not have a standing nominating committee or a charter with respect to the nominating process. The Board is of the view that such a committee is unnecessary given the Company’s size and stage. To date, all director nominees who have been recommended to the stockholders have been identified by current directors or management or have been elected pursuant to investment agreements. Messrs. Gelbaum, Corsell and Field were each initially appointed to the Board pursuant to rights previously held by The Quercus Trust as owner of our previously issued Series D preferred stock and Series I preferred stock. The Company has never engaged a third party to identify director candidates. The Board will consider any director candidate proposed in good faith by a stockholder. Stockholders wishing to communicate with the Board regarding recommendations for director nominees should follow the procedure described in “Communication with the Board and its Committees” below. The Board will evaluate all director candidates, whether submitted by directors, executive officers, or stockholders based on their financial literacy, business acumen and experience, independence, and willingness, ability and availability for service.

The Board reviews annually the composition of the Board as a whole and considers, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole. The Board is responsible for ensuring that its composition accurately reflects the needs of our business and, in furtherance of this goal, proposing the addition of members for purposes of obtaining the appropriate members and skills. We do not have a formal diversity policy. However, we endeavor to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, technology research and development, manufacturing, marketing and sales, and in other areas that are relevant to our activities. Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics including diversity, management skills, and business experience and any other criteria established by the Board and any core competencies or technical expertise necessary to staff Board committees. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Business Conduct and Ethics is available, free of charge, on our website at www.entechsolar.com and print copies are available to any stockholder that requests a copy by directing such request to our Secretary at c/o Entech Solar, Inc., 13301 Park Vista Blvd., Suite 100, Fort Worth, TX 76177. Any amendment to the Code of Business Conduct and Ethics or any waiver under it will be promptly disclosed on our website following the date of such amendment or waiver.

Communication with the Board and its Committees

Any stockholder may communicate with the Board by directing correspondence to the Board, any of its committees or one or more individual members, in care of our Secretary, at Entech Solar, Inc., 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177. Communications concerning potential director nominees submitted by any of our stockholders should comply with the procedures in our by-laws, should include the candidate’s name, credentials, contact information and his or her consent to be considered as a candidate. The stockholder must also include his or her contact information and a statement of his or her share ownership, as well as any other information required by our by-laws.

Officers and Directors

Our certificate of incorporation and bylaws presently provide that our Board of Directors shall consist of four to eleven members. The Board of Directors is currently set at and comprised of five directors. Our directors serve for a term of one year and until the next annual meeting of stockholders and the respective election and qualification of their successors. Pursuant to our bylaws, our Chairman of the Board and our Chief Financial Officer are selected by the Board of Directors. All other executive officers are selected by the Chairman of the Board. Each of our executive officers is selected by the Board of Directors for a term of one year or until the executive officer’s successor is duly elected and qualified or until such executive officer’s resignation or removal. There is no family relationship among any of the directors and executive officers.

Our directors and executive officers are as follows:

Name	Age	Position with the Company
David Gelbaum	62	Chief Executive Officer, Chairman of the Board, President and Director
Shelley Hollingsworth	49	Chief Financial Officer
A.J. McDanal	62	Chief Operating Officer
Mark J. O’Neill	65	Chief Technology Officer and Director
James L. Doti, Ph.D.	64	Director
Carl Pope	66	Director
David Field	48	Director

Information With Respect to Directors and Executive Officers

The following information pertains to the directors, their ages, principal occupations and other public company directorships for at least the last five years and information regarding their specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director in light of our business and structure. In addition to this information, the Board of Directors also believes that each director has a reputation for integrity, honesty and adherence to high ethical standards. Each director has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and to the Board of Directors.

David Gelbaum is our Chief Executive Officer, President, Chairman of the Board and a director. Mr. Gelbaum was appointed to the Board of Directors on February 20, 2008, became Chairman on January 12, 2009, and became our Chief Executive officer on February 8, 2010. From 1989 until 2002, Mr. Gelbaum performed quantitative modeling for stock price returns and derivative securities for TGS Management, and from 1972 until 1989 he worked at Oakley & Sutton in a similar capacity. Mr. Gelbaum serves on the board of directors of Solar Enertech Corp., a manufacturer of photovoltaic solar energy cells and solar applications. Mr. Gelbaum holds a B.A. in mathematics from the University of California, Irvine. Mr. Gelbaum’s qualifications to serve as a member of the Board include his significant strategic insight and business experience from his years of investment with a focus on the environmental technology and renewable energy industries and his experience serving on various public company boards in these industries, including the boards of Solar Enertech Corp., ThermoEnergy Corporation, a wastewater treatment and power generation technologies company, Clean Power Technologies, Inc., a developer of hybrid energy technology and Energy Focus, Inc., a provider of efficient energy and lighting solutions.

Mark J. O’Neill is our Chief Technology Officer and was previously the President and co-founder in 1983 of Entech, Inc., which merged with the Company in January 2008. Mr. O’Neill was appointed to our Board of Directors on March 12, 2009. Prior to co-founding Entech, Inc. in 1983, Mr. O’Neill served in a variety of engineering and management positions with E-Systems, Inc., Northrup, Inc., and Lockheed Missiles & Space

Company. Mr. O’Neill has authored 160 technical publications, including 15 U.S. patents for inventions ranging from Fresnel lens solar concentrators to collimating tubular skylights with several additional international patent applications pending. He holds a B.S. in Aerospace Engineering from the University of Notre Dame. Mr. O’Neill’s qualifications to serve on the Board of Directors include his 38 years of experience in developing solar energy technology and his business and industry experience successfully leading Entech, Inc. for 25 years prior to its merger with us.

James L. Doti, Ph.D. was elected as March 23, 2011, to fill one of the open seats on our Board of Directors. Dr. Doti is currently the President of Chapman University and holds the Donald Bren Distinguished Chair in Business and Economics. Prior to serving as President, Dr. Doti served as dean of Chapman’s School of Business and Management (today’s George L. Argyros School of Business and Economics). Dr. Doti earned his bachelor’s degree in economics from the University of Illinois and his master’s and doctorate degrees in economics from the University of Chicago. Dr. Doti’s qualifications to serve on our Board of Directors include his extensive business knowledge and experience managing a large organization.

Carl Pope was elected on December 9, 2010, to fill one of the open seats on our Board of Directors. Mr. Pope has been the Chairman of the Sierra Club since March 2010, after serving for more than seventeen years as the Sierra Club’s Executive Director. Mr. Pope received a B.A., summa cum laude, from Harvard College in 1967 and is the author or co-author of several books and articles on environmental issues. Mr. Pope was also appointed to the Special Committee of the Board of Directors. Mr. Pope’s qualifications to serve on our Board of Directors include his management experience as executive director of the Sierra Club and his knowledge and experience in a wide range of environmental matters including those related to “clean energy”.

David Field was originally nominated to our Board of Directors by The Quercus Trust, pursuant to appointment rights previously held by The Quercus Trust. Mr. Field became a member of the Board on August 26, 2009. Mr. Field is the President and Chief Executive Officer of OneRoof Energy, Inc., a San Diego-based company that develops and provides lease financing for residential solar rooftop projects. Prior to founding OneRoof Energy, Inc., he was the president of Applied Solar, LLC, a solar product development company owned by The Quercus Trust. From 2005 to 2006, prior to joining Applied Solar, Mr. Field was a senior executive at Clark Security Products, an independent security distribution company. Previously, Mr. Field founded and managed several companies in the energy sector, including Sunthetic Energy, Inc. In 2001, Mr. Field founded and was Chief Executive Officer of Clarus Energy Partners, a leading Distributed Generation developer, owner and operator that was acquired by Hunt Power, an affiliate of Dallas-based Hunt Oil, in 2004. Prior to Clarus Energy, Mr. Field co-founded Omaha-based Kiewit Fuels, a renewable energy company specializing in the development of biofuels production. In addition to a career in sustainable energy development, he also has an extensive background in water technology and infrastructure development, with companies such as Bechtel, Peter Kiewit, and Poseidon Resources, as well as in corporate finance with Citicorp. Mr. Field serves on the board of directors of OneRoof Energy, Inc., and Entech Solar, Inc. In July 2009, Applied Solar, Inc., of which Mr. Field was then Chief Executive Officer, underwent a reorganization pursuant to chapter 11 of the Federal bankruptcy laws, during which time its assets were sold to Quercus APSO LLC, the predecessor of Applied Solar LLC. Mr. Field holds a BBA from Western Michigan University and a MBA from the Thunderbird School of International Management. Mr. Field brings to the Board of Directors significant strategic and business insight from his experience founding, managing and developing companies in the energy sector and from his experience serving as a director on the boards of other public companies.

On April 7, 2011, the Company’s Board of Directors appointed A.J. McDanal as our Chief Operating Officer. Mr. McDanal has over 40 years’ experience in the solar industry and has served as the Company’s Vice President of Research and Development since January 2008. Prior to serving in this position, Mr. McDanal served for 24 years as Vice President of Engineering and Manufacturing of Entech, Inc., a company he helped found in 1983 and which was acquired by the Company in January 2008. Mr. McDanal also served as corporate Treasurer for Entech, Inc. and oversaw numerous operational and general business matters. Mr. McDanal holds a BS in Aerospace Engineering from the University of Alabama.

Shelley Hollingsworth has been our Chief Financial Officer since November 11, 2010, and originally joined us as Director of Financial Reporting in June 2009. Ms. Hollingsworth has over 25 years’ experience in all aspects of finance, accounting and administration in both private and public companies. Ms. Hollingsworth also serves as our Treasurer. From 2007 to 2009, Ms. Hollingsworth was an independent contractor providing finance and accounting services for a variety of companies including Entech Solar, Inc. Ms. Hollingsworth previously served as controller for Holigan Management Group, Inc. from 2004 to 2007. Ms. Hollingsworth holds a BBA from the University of Texas at Arlington and is a certified public accountant in the state of Texas.

Composition of Committees of the Board of Directors

Audit Committee and Audit Committee Financial Expert

The Board of Directors has a standing Audit Committee. The Audit Committee has adopted a written charter, which has been approved by the full Board of Directors and specifies the scope of the Audit Committee’s responsibilities and how it should carry out such responsibilities. Copies of the Audit Committee’s charter are available on our website at www.entechsolar.com.

The main function of the Audit Committee is to seek to ensure that effective accounting policies are implemented and that internal controls are in place to deter fraud, anticipate financial risks and promote accurate and timely disclosure of financial and other material information to the public markets, the Board of Directors and our stockholders. The Audit Committee also reviews and recommends to the Board of Directors approval of the annual audited financial statements and provides a forum, independent of management, where our independent auditors can communicate any issues of concern. In performing these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of our management and independent auditors, which, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles.

The Audit Committee is currently comprised of David Field, who is independent within the meaning of NASDAQ Stock Market rules and Rule 10A-3 promulgated under the Exchange Act. The Board has determined that it does not currently have an “audit committee financial expert” within the meaning of SEC rules. Since we are a small company with limited revenues and resources, it is challenging to find qualified directors to serve as “financial experts” on our Audit Committee. We are actively seeking to add new qualified members to our Board of Directors, including an audit committee financial expert.

Compensation Committee

On April 24, 2008, David Anthony was appointed a member of the Compensation Committee and on May 20, 2009 David Gelbaum was appointed a member of the Compensation Committee. Mr. Anthony resigned from the Compensation Committee and the Board on February 23, 2010, and in connection with Mr. Gelbaum’s appointment as our Chief Executive Officer on February 8, 2010, he resigned as a member of the Compensation Committee. The Board determined that Mr. Anthony was independent within the meaning of NASDAQ Stock market rules at the time he was serving on the Compensation Committee. The Board also determined that Mr. Gelbaum was independent within the meaning of NASDAQ Stock Market rules prior to his becoming our Chief Executive Officer on February 8, 2010. Currently there are no Compensation Committee members and the Board is acting as the Compensation Committee.

Meeting Attendance

During the 2010 fiscal year, the Board held 23 meetings and acted by written consent 12 times. Each director attended 75% or more of the aggregate number of Board meetings and meetings of committees of which he or she was a member that were held during the period of his or her service as a director. We encourage all of our directors to attend our annual meeting of stockholders, and of our current directors that were serving as such at the time the 2010 annual meeting, only Mr. Field was not in attendance at the annual meeting.

During the 2010 fiscal year, the Audit Committee held 3 meetings and the Compensation Committee held no meetings.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number and percentage of the shares of our common stock and Series D-1 preferred stock beneficially owned as of June 20, 2011 (or which may vest or become exercisable within 60 days of June 20, 2011), by all persons known to us who own more than 5% of the outstanding number of such shares, by our directors and named executive officers, and by all of our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

The address of each holder listed below is c/o Entech Solar, Inc., 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177, with the exception of California Community Foundation whose address is 445 South Figueroa Street, Suite 3400, Los Angeles, California, 90071.

Title of Class	Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Common	The Quercus Trust	197,631,917	(2)	39.61%
Common	California Community Foundation	80,001,000		20.85%
Common	Mark J. O’Neill	11,732,676	(3)	2.94%
Common	Dr. Frank W. Smith	3,600,000	(3)(4)	*	%
Common	James L. Doti, Ph.D.	0		*	%
Common	David Field	999,996	(3)	*	%
Common	Carl Pope	0		*	%
Common	Sean C. Rooney	900,000	(3)(5)	*	%
Common	Shelley Hollingsworth	1,310,626	(3)	*	%
Common	All Directors and Officers as a group	216,175,215	(3)	41.91%
Series D-1 preferred stock	The Quercus Trust c/o David Gelbaum	5,397,901	(2)	100%

*	Represents ownership of less than one percent.
(1)	There were 388,622,219 common shares outstanding on June 20, 2011. In addition, there were 4,892,857 shares of Series D-1 preferred stock and one warrant to purchase 505,044 shares of Series D-1 preferred stock convertible into 71,019,830 shares of common stock after giving effect to certain anti-dilution protections provided for in our Series D-1 Certificate of Designation. These protections lower the Series D-1 preferred stock conversion price in the event we issue certain securities at a price below the then current Series D-1 preferred stock conversion price. Regardless of whether a holder of Series D-1 preferred stock converts all or a portion of their Series D-1 preferred stock into shares of common stock, holders of the Series D-1 preferred stock have the right to 13.16 (does not include the Series D-1 warrants) votes for each share of Series D-1 preferred stock held by them on matters brought before our common stockholders.
(2)	Amounts shown reflect the aggregate number of shares of common stock held by The Quercus Trust based on information set forth in a Schedule 13D/A filed with the SEC on December 20, 2010 and as calculated by us to take into account certain anti-dilution provisions. These shares are beneficially owned by David Gelbaum, our Chief Executive Officer, Chairman of the Board, President and Director, as Trustee, and Monica Chavez Gelbaum, as Trustee. 197,631,917 shares of common stock represents a sum of the following:

•	87,351,079 shares of common stock.

•	64,374,999 shares of common stock underlying 4,892,857 shares of Series D-1 preferred stock;

•	6,644,831 shares of common stock underlying Series D-1 preferred stock warrants to purchase up to 505,044 shares of Series D-1 preferred stock; and

•	11,911,764 shares of common stock underlying a warrant to purchase common stock dated March 19, 2010;

•	2,076,923 shares of common stock underlying a warrant to purchase common stock dated April 30, 2010; and

•	22,500,000 shares of common stock underlying a warrant to purchase common stock dated May 10, 2010.

•	843,750 shares of common stock underlying a warrant to purchase common stock dated June 25, 2010.

•	1,928,571 shares of common stock underlying a warrant to purchase common stock dated January 5, 2011.

For purposes of computing the percentage of outstanding shares of common stock held by The Quercus Trust, we have given effect to the Series D-1 preferred stock, Series D-1 preferred stock warrants and warrant to purchase common stock, each as noted above and as if they were fully converted. Consequently, the ownership percentage is based on 498,903,058 common shares deemed outstanding as of June 20, 2011.

(3)	Includes the following number of shares of common stock which a director or executive officer has the right to acquire upon the exercise of stock options that were exercisable as of June 20, 2011, or that will become exercisable within 60 days after that date:

Name:	Number of Shares:
David Gelbaum (The Quercus Trust)	197,631,917
Mark. J. O’Neill	11,732,676
Dr. Frank W. Smith	3,600,000
David Field	999,996
Carl Pope	0
Sean C. Rooney	900,000
Shelley Hollingsworth	1,310,626
All Directors and Officers as a Group	18,543,298

For purposes of computing the percentage of outstanding shares of common stock held by each person named above, we have given effect to their options, each as noted above, and as if they were fully converted.

For purposes of computing the percentage of outstanding shares of common stock held by all directors and named executive officers as a group, we have given effect to the Series D-1 preferred stock, Series D-1 preferred stock warrants, warrant to purchase common stock and options as if they were fully converted. Consequently, the ownership percentages are based on 515,842,847 common shares deemed outstanding as of June 20, 2011.

(4)	Pursuant to a termination letter dated March 18, 2010 between Dr. Smith and the Company, all of Dr. Smith’s options fully vested on April 1, 2010.
(5)	Pursuant to a termination letter dated October 1, 2010, all of Mr. Rooney’s options shall expire no later than May 25, 2020.

Change in Control of the Company

On April 30, 2010, we entered into a Series H Preferred Stock Purchase Agreement with The Quercus Trust, pursuant to which The Quercus Trust purchased 20 shares of our Series H preferred stock. In addition, as part of the transaction, The Quercus Trust received a warrant to purchase 2,076,923 shares of our common stock. Subsequent to its purchase of Series H preferred stock, as of April 30, 2010, upon completion of these transactions, The Quercus Trust beneficially owned approximately 51.33% of the Company’s voting securities. Following additional transactions entered into since April 30, 2010, The Quercus Trust beneficially owned approximately 39% of the Company’s voting securities as of June 20, 2011. As a result of its beneficial ownership, should The Quercus Trust choose to convert or exercise all of its preferred stock or warrants into shares of our common stock, The Quercus Trust may be able to exercise significant control over the Company with respect to those actions requiring the approval of a majority of our stockholders. Currently, two of the Company’s five directors are serving as a result of the appointment or election to the Board by The Quercus Trust. These appointments were a result of Board appointment rights previously held by The Quercus Trust. Currently, The Quercus Trust has no Board appointment rights other than its right to vote for the election of directors pursuant to its ownership of common stock and Series D-1 preferred stock.

EXECUTIVE COMPENSATION

Our 2010 executive compensation program was overseen and administered by the Compensation Committee. The Compensation Committee has responsibility for discharging the obligations of the Board relating to the compensation of the Company’s executive officers and related duties. Management presents cash and equity compensation recommendations to the Compensation Committee for its consideration and approval. The Compensation Committee reviews these proposals and makes all final compensation decisions for executive officers by exercising its discretion in accepting, modifying or rejecting any management recommendations. In the absence of a Compensation Committee, our full Board oversees and administers our compensation programs.

As a “Smaller Reporting Company,” we have elected to follow scaled disclosure requirements for smaller reporting companies with respect to the disclosure required by Item 402 of Regulation S-K. Under the scaled disclosure obligations, we are not required to provide a Compensation Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Chief Executive Officer and the two most highly compensated executive officers, other than the Chief Executive Officer, for fiscal years 2009 and 2010.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
David Gelbaum	2010	—	—	—	—
Chief Executive Officer and Chairman of the Board (2)

Dr. Frank W. Smith	2010	$59,231	$58,135	$146,766	$264,131
Former Chief Executive Officer and Director (3)(4)	2009	$220,000	$297,040	—	$517,040

Mark J. O’Neill	2010	$206,050	$1,315,496	$11,887	$1,533,433
Chief Technology Officer and Director (5)(6)(7)	2009	$206,050	$183,520	$22,572	$412,142

Sean C. Rooney	2010	$146,585	$298,050	$71,429	$516,063
Former Chief Operating Officer (8)(9)(10)	2009	$190,550	$84,000	$67,214	$341,764

Shelley Hollingsworth	2010	$100,000	$200,817	$14,848	$315,665
Chief Financial Officer (11)(12)(13)	2009	$52,809	$21,000	$—	$73,809

(1)	This column represents the aggregate grant date fair value of options granted during the respective fiscal year in accordance with FASB ASC Topic 718. The fair value of each stock option grant at the date of grant is calculated using the Black-Scholes option pricing model with the following assumptions for the years ended December 31:

	2010	2009
Risk-free interest rate	1.26%	1.68%
Expected term (years)	2-3 years	2-4 years
Expected volatility	116.30%	109.41%
Expected dividend yield	—%	—%
Estimated fair value per stock option granted	$0.09	$0.13

(2)	On February 8, 2010, the Board of Directors appointed David Gelbaum as Chief Executive Officer. Mr. Gelbaum does not receive a salary from the Company.
(3)	On March 18, 2008, the Board promoted Dr. Smith to Chief Executive Officer and elected him to the Board of Directors. Dr. Smith resigned as Chief Executive Officer on February 5, 2010 and resigned from the Board of Directors on April 1, 2010.

(4)	Dr. Smith was granted on May 27, 2009 an option to purchase 1,500,000 shares of our common stock at an exercise price of $0.19 per share, the market price of our common stock on the date of grant. This option had vested with respect to 1,500,000 shares of our common stock as of December 31, 2010. On November 12, 2009, this grant was modified by the Compensation Committee and the exercise price was changed to $0.15 per share. This option has a grant date FASB ASC Topic 718 fair value of $0.14 per share. The incremental fair value of this option, computed as of the modification date in accordance with FASB ASC 718 was $0. Dr. Smith was granted on November 12, 2009 an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.13 per share, the market price of our common stock on the date of grant. This option had vested with respect to 1,000,000 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.09 per share. Dr. Smith was granted on March 10, 2010 an option to purchase 500,000 shares of our common stock at an exercise price of $0.17 per share, the market price of our common stock on the date of grant. This option had vested with respect to 500,000 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.12 per share.
(5)	Mr. O’Neill joined the Company in January 2008 in connection with our acquisition of Entech, Inc. Pursuant to Mr. O’Neill’s employment agreement, Mr. O’Neill is eligible to receive incentive compensation of 0.2% of the annual gross revenues of Entech, Inc, up to a total of $1,000,000. No such incentive compensation was paid to Mr. O’Neill for fiscal years 2009 or 2010.
(6)	Mr. O’Neill was granted on May 27, 2009 an option to purchase 1,000,000 shares of our common stock at with an exercise price of $0.19 per share, the market price of our common stock on the date of grant. This option vested with respect to 475,000,000 shares of our common stock as of December 31, 2010. On November 12, 2009, this grant was modified by the Compensation Committee and the exercise price was changed to $0.15 per share. This option has a grant date FASB ASC Topic 718 fair value of $0.14 per share. The incremental fair value of this option, computed as of the modification date in accordance with FASB ASC 718 was $0. Mr. O’Neill was granted on November 12, 2009 an option to purchase 500,000 shares of our common stock with an exercise price of $0.15 per share, the market price of our common stock on the date of grant. This option had vested with respect to 166,668 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.09 per share. Mr. O’Neill was granted on March 10, 2010 an option to purchase 3,200,000 shares of our common stock at an exercise price of $0.17 per share, the market price of our common stock on the date of grant. This option had vested with respect to 1,066,666 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.12 per share. Mr. O’Neill was granted on May 26, 2010 an option to purchase 10,000,000 shares of our common stock at an exercise price of $0.14 per share, the market price of our common stock on the date of grant. This option had vested with respect to 3,333,333 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.09 per share.
(7)	Mr. O’Neill received $11,887 in accrued, but unused vacation time, which was paid to him in cash in 2010.
(8)	Mr. Rooney joined us on February 22, 2008 as Vice President, Engineering, Procurement and Construction. He was promoted to Chief Operating Officer on January 29, 2009. Mr. Rooney’s position with us terminated on October 1, 2010.
(9)

Mr. Rooney was granted on May 27, 2009 an option to purchase 600,000 shares of our common stock an exercise price of $0.19 per share, the market price of the Company’s common stock on the date of grant. This option had vested with respect to 145,347 shares of our common stock as of December 31, 2010. On November 12, 2009, this grant was modified by the Compensation Committee and the exercise price was changed to $0.15 per share. This option has a grant date FASB ASC Topic 718 fair value of $0.09 per share. The incremental fair value of this option, computed as of the modification date in accordance with FASB ASC 718 was $0. Mr. Rooney was granted on January 6, 2010 an option to purchase 600,000 shares of our common stock at an exercise price of $0.10 per share, the market price of our common stock on the date of grant. This option had vested with respect to 93,774 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.07 per share. Mr. Rooney was granted on March 10, 2010 an option to purchase 900,000 shares of our common stock at an exercise price of $0.17 per share, the market price of our common stock on the date of grant. This option had vested with respect to

187,547 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.12 per share. Mr. Rooney was granted on May 26, 2010 an option to purchase 1,600,000 shares of our common stock at an exercise price of $0.14 per share, the market price of our common stock on the date of grant. This option had vested with respect to 333,416 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.09 per share.
(10)	The $67,214 represents $4,800 for an auto allowance and $62,414 in relocation expenses during 2009 paid in connection with employment letter dated November 6, 2008. The $71,429 represents $4,000 for an auto allowance, $23,455.00 in accrued but unused vacation time, which was paid in cash and $43,974 in severance paid in 2010.
(11)	Ms. Hollingsworth joined us on June 12, 2009 as Director of Financial Reporting. She was promoted to Chief Financial Officer on November 11, 2010.
(12)	Ms. Hollingsworth was granted on May 27, 2009 an option to purchase 150,000 shares of our common stock at an exercise price of $0.15 per share, the market price of the Company’s common stock on the date of grant. This option had vested with respect to 71,250 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.08 per share. Ms. Hollingsworth was granted on January 6, 2010 an option to purchase 200,000 shares of our common stock at an exercise price of $0.10 per share, the market price of our common stock on the date of grant. This option had vested with respect to 50,001 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.07 per share. Ms. Hollingsworth was granted on March 10, 2010 an option to purchase 650,000 shares of our common stock at an exercise price of $0.17 per share, the market price of our common stock on the date of grant. This option had vested with respect to 216,666 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.12 per share. Ms. Hollingsworth was granted on May 26, 2010 an option to purchase 500,000 shares of our common stock at an exercise price of $0.14 per share, the market price of our common stock on the date of grant. This option had vested with respect to 166,667 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.09 per share. Ms. Hollingsworth was granted on November 11, 2010 an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.08 per share, the market price of our common stock on the date of grant. This option had vested with respect to 333,333 shares of our common stock as of December 31, 2010. This option has a grant date FASB ASC Topic 718 fair value of $0.06 per share.
(13)	Ms. Hollingsworth received a one-time incentive bonus of $14,848, which was paid to her in 2010.

Narrative Disclosure to Summary Compensation Table

On January 25, 2008, we entered into an employment agreement with Mark J. O’Neill, providing for his employment as our President. The agreement has an initial term of 3 years and a perpetual 1-year renewal term. Either party may elect not to renew the agreement, upon written notice, 60 days prior to the expiration of the initial or renewal term. Mr. O’Neill’s agreement provides for an annual base salary of $196,249, subject to annual upward adjustment by the Board of Directors, a variable performance bonus that may be awarded at the discretion of the Board of Directors, and options to purchase 300,000 shares of our common stock. Mr. O’Neill is also entitled to certain additional incentive compensation, calculated as 0.2% of gross revenues of Entech, Inc. (as defined in Mr. O’Neill’s employment agreement). This additional incentive compensation will be paid until the accumulated total of the additional incentive compensation paid to Mr. O’Neill equals $1,000,000. Under his employment agreement Mr. O’Neill is also entitled to participate in our benefits plans for employees and executives, to reimbursement of certain expenses and to paid time-off and holidays consistent with our vacation policies. Under his employment agreement, Mr. O’Neill agreed to a non-compete and a non-solicit during the severance period under the employment agreement or for twenty-four months if Mr. O’Neill voluntarily resigns, leaves without good reason or is terminated for cause. For information regarding any benefits paid to him upon his termination or a change in control, please see “Potential Payments upon Termination or Change in Control” on page 61.

On January 30, 2008, we entered into an employment agreement with Sean C. Rooney, providing for his employment as our Executive Vice President of Engineering, Procurement and Construction Operations. Mr. Rooney’s employment agreement was amended and restated in its entirety on November 6, 2008. Mr. Rooney’s amended and restated employment agreement provided that he was an employee at-will. Mr. Rooney’s agreement provided for an annual base salary of $185,000, subject to annual review and adjustment by the Board of Directors. Following his first year of employment, Mr. Rooney became eligible for an annual bonus, at the discretion of senior management, of up to 20% of his base salary, based upon achievement of individual and Company goals. Mr. Rooney was entitled to participate in our benefits plans for employees and executives, to paid time-off and holidays consistent with our vacation policies and to a car allowance of $400 per month. In addition, Mr. Rooney’s employment agreement provided for reimbursement of up to $65,000 to cover relocation expenses. Under his employment letter, Mr. Rooney agreed to a non-solicit for the twelve months after his termination of employment. For information regarding any benefits paid to him upon his termination, please see “Potential Payments upon Termination or Change in Control” on page 37. As noted above, Mr. Rooney’s position with us ended an October 1, 2010.

On November 12, 2009, the Compensation Committee took an action to amend all option awards granted by us between January 1, 2009 and November 11, 2009 to our employees, directors and named executive officers. The terms of these prior option awards were amended to provide for a new exercise price of $0.15 per share and a reduction in the vesting schedule from four years to three years. Amended option award agreements were executed with each of the option recipients.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below sets forth the outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2010 for each of our named executive officers. There are no unvested stock awards as of December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David Gelbaum	—		—	—	—

Dr. Frank W. Smith (1)	600,000	(2)	—	0.39	2/11/2017
	1,500,000	(3)	—	0.15	5/26/2019
	1,000,000	(4)	—	0.13	11/11/2019
	500,000	(5)	—	0.17	3/9/2020

Mark O’Neill	300,000	(6)	—	0.46	9/3/2018
	475,000	(3)	525,000	0.15	5/26/2019
	166,668	(4)	333,332	0.13	11/11/2019
	1,066,666	(7)	2,133,334	0.17	3/9/2020
	3,333,333	(8)	6,666,667	0.14	5/25/2020

Sean C. Rooney (9)	139,916	(6)	—	0.46	9/3/2018
	145,347	(3)	—	0.15	5/26/2019
	93,774	(10)	—	0.1	1/5/2020
	187,547	(7)	—	0.17	3/9/2020
	333,416	(8)	—	0.14	5/25/2020

Shelley Hollingsworth	71,250	(3)	78,750	0.15	5/26/2019
	50,001	(10)	149,999	0.10	1/5/2020
	216,666	(7)	433,334	0.17	3/9/2020
	166,667	(8)	333,333	0.14	5/25/2020
	333,333	(11)	666,667	0.08	11/10/2020

(1)	Pursuant to a termination letter dated March 18, 2010 between Dr. Smith and the Company, all of Dr. Smith’s options fully vested on April 1, 2010.

(2)	These options, granted on February 12, 2007, have a 10-year term.
(3)	These options, granted on May 27, 2009, have a 10-year term and an exercise price of $0.19 per share. On November 12, 2009, these grants were modified by the Compensation Committee and the exercise price was changed to $0.15 per share. The incremental fair value, computed as of the modification date in accordance with FASB ASC Topic 718 for these grants was $0. This option vested with respect to 12.5% of the underlying shares on November 1, 2009 and the remainder vests quarterly in 10 equal installments beginning on February 1, 2010.
(4)	These options, granted on November 12, 2009, have a 10-year term with 16.7% vested on May 1, 2010 and the remainder vesting quarterly in 10 equal installments beginning on August 1, 2010.
(5)	These options, granted on March 10, 2010, have a 10-year term.
(6)	These options, granted on September 4, 2008, have a 10-year term. For Mr. O’Neill, 1/3 vested on the date of grant and the remaining options vested in two equal installments on January 1, 2009 and January 1, 2010. For Mr. Rooney, 33,335 options vested on the date of grant and the remaining options vest in equal installments beginning on October 1, 2008 until fully vested on August 1, 2011.
(7)	These options, granted on March 10, 2010, have a 10-year term with one-third vested on March 10, 2010, one-third vesting on March 10, 2011 and one-third vesting on March 10, 2012.
(8)	These options, granted on May 26, 2010, have a 10-year term with one-third vested on May 26, 2010, one-third vesting on May 26, 2011 and one-third vesting on May 26, 2012.
(9)	Pursuant to a letter agreement, dated as of October 1, 2010, in connection with Mr. Rooney’s termination, all of Mr. Rooney’s options expired 90 days following the date of termination, except for 900,000 vested options that shall remain exercisable until the date such options would otherwise expire had Mr. Rooney remained an employee of the Company through such date.
(10)	These options, granted on January 6, 2010, have a 10-year term and quarterly in equal installments for a period of three years commencing six months from January 6, 2010.
(11)	These options, granted on November 11, 2010, have a 10-year term and with one-third vesting on November 11, 2010, one-third vesting on November 11, 2011 and the remaining one-third vesting on November 11, 2012.

FISCAL YEAR 2010 DIRECTOR COMPENSATION

The following table and accompanying footnotes set forth information concerning the compensation paid to each of our non-employee directors for fiscal year 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
David Gelbaum	—	—	—	—
Peter L. Corsell (2)	—	—	—	—
David Field (3)	—	$93,198	—	$93,198
David Anthony (4)	—	—	—	—
Jacob J. Worenklein (5)	—	—	—	—
Reuben F. Richards, Jr. (6)	—	—	—	—
Larry Kaufman (7)	—	$116,270	—	$116,270
Carl Pope (8)	—	—	—	—

(1)	This column represents the aggregate grant date fair value of options granted during the fiscal year in accordance with FASB ASC Topic 718. The fair value of each stock option grant at the date of grant is calculated using the Black-Scholes option pricing model with the following assumptions for the years ended December 31, 2010:

Risk-free interest rate	1.26%
Expected term (years)	2-3 years
Expected volatility	116.30%
Expected dividend yield	—%
Estimated fair value per stock option granted	$0.09

(2)	Mr. Corsell became a member of the Board of Directors on February 19, 2009, as an appointee of The Quercus Trust. Mr. Corsell resigned from the Board of Directors on November 11, 2010. Mr. Corsell had no option awards outstanding as of fiscal year end.
(3)	Mr. Field became a member of the Board of Directors on August 26, 2009 as an appointee of The Quercus Trust. Mr. Field was granted on January 29, 2010 an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.13 per share, the market price of our common stock on that date. The aggregate number of option awards outstanding at fiscal year end for Mr. Field was 2,000,000.
(4)	Mr. Anthony became a member of the Board of Directors on February 20, 2008 as an appointee of The Quercus Trust. He resigned from the Board of Directors on February 23, 2010. Mr. Anthony had no option awards outstanding at fiscal year end.
(5)	Mr. Worenklein became a member of the Board of Directors on March 24, 2009, as an appointee of The Quercus Trust. Mr. Worenklein resigned from the Board of Directors on February 8, 2010. The aggregate number of option awards outstanding at fiscal year end for Mr. Worenklein was 600,000.
(6)	Mr. Richards became a member of the Board of Directors on January 16, 2007. Mr. Richards resigned from the Board of Directors on January 12, 2009. The aggregate number of option awards outstanding at fiscal year end for Mr. Richards was 100,000.
(7)	Mr. Kaufman became a member of the Board of Directors on February 18, 2010. Mr. Kaufman resigned from the Board of Directors on April 15, 2010. Mr. Kaufman was granted on March 10, 2010 an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.17, the market price of our common stock on that date. The aggregate number of option awards outstanding at fiscal year end for Mr. Kaufman was 333,333.
(8)	Mr. Pope became a member of the Board of Directors on December 9, 2010. Mr. Pope had no option awards outstanding at fiscal year end.

Narrative Disclosure to Director Compensation Table

Members of the Board of Directors did not receive any cash compensation for their service in 2010. We did award options to certain members of the Board as indicated above. Directors are also reimbursed for expenses incurred in connection with their attendance at meetings. Directors who are also full-time employees receive no additional compensation or benefits for service on the Board of Directors or its committees.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL

The following section describes the benefits that may become payable to certain named executive officers in connection with a termination of their employment or a change in control of the Company. In addition to the benefits described below, outstanding equity-based awards held by our named executive officers may also be subject to accelerated vesting in connection with a change in control under the terms of our 1999 Incentive Stock Option Plan in the discretion of our Board of Directors.

Frank W. Smith

In connection with his resignation, Dr. Smith entered into a termination letter with us dated as of March 18, 2006, under which Dr. Smith is entitled to receive (i) the portion of his base salary earned and accrued but unpaid as of the date of termination plus a severance payment in an amount equal to six (6) months of his annualized salary, paid semi-monthly and (ii) any earned but unpaid bonus or incentive payments, vacation pay and any deferred compensation. Dr. Smith is also entitled to reimbursement for any and all monies advanced or expenses incurred prior to the date of his termination in connection with the his employment. In addition, all of Dr. Smith’s stock options to acquire shares of our common stock accelerated and became fully vested and exercisable for a period of 10 years upon the effective date of his termination.

Mark J. O’Neill

Mr. O’Neill entered into an employment agreement with the Company on January 25, 2008, which provides for the following benefits.

Severance Benefits. In the event Mr. O’Neill’s employment is terminated by us pursuant to a termination for death, disability, without “cause” or for “good reason” (each as defined in Mr. O’Neill’s employment agreement), Mr. O’Neill will be entitled to receive (i) his salary, paid semi-monthly, for the period remaining under Mr. O’Neill’s three-year employment agreement, (ii) any earned but unpaid bonus payments and any deferred compensation, if any, and (iii) any earned but unused benefits and any vested pension and retirement benefits. If Mr. O’Neill is terminated by “mutual agreement” (as defined in his employment agreement) or upon death, he will be entitled to receive any earned but unused benefits and any vested pension and retirement benefits.

Treatment of Options upon Termination or Change of Control. Pursuant to his employment agreement, Mr. O’Neill was awarded an option to purchase 300,000 shares of our common stock. Pursuant to Mr. O’Neill’s employment agreement, any unvested stock options will vest and become exercisable immediately in the event of his termination or a “change in control” (as defined in Mr. O’Neill’s employment agreement). Under Mr. O’Neill’s option agreements, if Mr. O’Neill becomes permanently and totally disabled or dies while an employee or while providing services to us, his options shall become fully exercisable and may be exercised within one year following the date of disability or death. If Mr. O’Neill retires with our written consent, his options will become fully exercisable and may be exercised within 90 days of such retirement.

Sean C. Rooney

Mr. Rooney entered into an amended and restated employment agreement with us on November 6, 2008, which provided for the following severance benefits upon his termination on October 1, 2010:

Severance Benefits. Mr. Rooney is entitled to receive payment in an amount equal to 8 months of his base annual salary, payable semi-monthly.

Treatment of Options upon Termination. Mr. Rooney’s employment agreement is silent as to treatment of options upon termination. However, pursuant to a letter agreement, dated as of October 1, 2010, in connection with Mr. Rooney’s termination, all of Mr. Rooney’s options expired 90 days following the date of termination, except for 900,000 vested options that remain exercisable until the date such options would otherwise expire had Mr. Rooney remained an employee of the Company through such date.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act, or Section 16(a), requires our directors, executive officers and holders of more than 10% of our common stock, or Reporting Persons, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of such securities. Reporting Persons are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of reports furnished to us during fiscal year 2010 or written representations from the Reporting Persons, we believe that none of our Reporting Persons failed to file on a timely basis reports required by Section 16(a) during fiscal year 2010, with the following exceptions:

•	JEMZ Trust and AC Montgomery Nevada, LLC filed a late Form 4 on December 21, 2010, which reported one transaction.

•

David Gelbaum filed (i) a late Form 4 on November 29, 2010, which reported one transaction; (ii) a late Form 4 on October 5, 2010, which reported one transaction; (iii) a late Form 4 on May 7, 2010, which reported one transaction; and (iv) a late Form 4 on February 3, 2010, which reported two transactions.

•	Frank W. Smith, Sean Rooney, Mark J. O’Neill and Lawrence A. Kaufman filed a late Form 4 on March 25, 2010, which reported one transaction.

•	David A. Field filed a late Form 4 on February 8, 2010, which reported one transaction.

•	Sean Rooney and Sandra Martin filed a late Form 4 on January 11, 2010, which reported one transaction.

Related Party Transactions with The Quercus Trust, JEMZ Trust and David Gelbaum

Transactions between us and The Quercus Trust, the beneficial owner of approximately 39% of our voting securities, or between us and David Gelbaum, trustee of The Quercus Trust and our Chairman, President and Chief Executive Officer, are considered related party transactions. Prior to approval of these related party transactions by our board of directors, these transactions were first approved by a special committee of independent directors. The following summarizes such transactions for fiscal years 2009 and 2010:

On February 13, 2009, The Quercus Trust agreed to cancel warrants to purchase 38,000,000 shares of common stock in accordance with the terms of a Warrant Cancellation Agreement. The Quercus Trust agreed to cancel these warrants in consideration for, among other things, our agreement to seek stockholder approval to increase the number of shares available under our 1999 Incentive Stock Option Plan from 50,000,000 to 80,000,000 shares. The warrants were cancelled upon approval by our stockholders of the increase in the number of shares available under our 1999 Incentive Stock Option Plan at the 2009 annual stockholders meeting.

On September 10, 2009, we borrowed $2,000,000 from The Quercus Trust pursuant to a convertible promissory note that accrued interest at 8% until converted to 25,498,630 shares of common stock on December 14, 2009.

On December 15, 2009, December 17, 2009 and December 22, 2009, we entered into Stock Purchase Agreements with The Quercus Trust pursuant to which we issued to The Quercus Trust an aggregate of 12,500,000 shares of common stock at $0.08 per share for a total of $1,000,000.

On January 1, 2010, January 14, 2010, January 29, 2010, February 8, 2010 and March 1, 2010, we entered into Stock Purchase Agreements with The Quercus Trust pursuant to which we issued to The Quercus Trust an aggregate of 40,625,000 shares of common stock at $0.08 per share for a total of $3,250,000.

On February 8, 2010, David Gelbaum, trustee of The Quercus Trust and our Chairman became our Chief Executive Officer.

On March 19, 2010, we sold 150 shares of Series G Preferred Stock for $1.5 million in cash to The Quercus Trust. As part of the transaction, we also issued to The Quercus Trust a warrant to purchase 11,911,764 shares of common stock with an exercise price of $0.17 per share.

On April 30, 2010, The Quercus Trust and the Company entered into a Series H Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 20 shares of our Series H preferred stock for purchase prices of $200,000. With this purchase, The Quercus Trust received a warrant to purchase 2,076,923 of our common stock at an exercise price of $0.13 per share.

On May 10, 2010, The Quercus Trust and the Company entered into a Series H Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 200 shares of our Series H preferred stock for a purchase price of $2,000,000. With this purchase, The Quercus Trust received a warrant to purchase 22,500,000 shares of our common stock, at an exercise price of $0.12 per share.

On June 4, 2010, The Quercus Trust and the Company entered into a Series I Preferred Stock Purchase Agreement pursuant to which The Quercus Trust purchased 100 shares of our Series I preferred stock for a purchase price of $10,000.

On September 30, 2010, we issued 5,123,287 shares of our common stock to The Quercus Trust in exchange for cancellation of a $500,000 note that was due and payable to The Quercus Trust on September 8, 2010.

On November 29, 2010, we entered into a preferred stock exchange agreement pursuant to which The Quercus Trust exchanged all of its shares of Series D convertible preferred stock for an equal number of shares of Series D-1 convertible preferred stock. In addition, The Quercus Trust exchanged its warrant to acquire share of our Series D convertible preferred for a warrant to acquire an equal number of shares of our Series D-1 convertible preferred stock. The Series D-1 Convertible preferred stock has all of the same rights and preferences as the Series D convertible preferred stock except that the Series D-1 convertible preferred stock does not contain the exclusive rights to appoint or elect directors to our Board of Directors. As of December 16, 2010 no shares of Series D convertible preferred stock are authorized.

On November 29, 2010, we entered into a preferred stock cancellation agreement with The Quercus Trust pursuant to which The Quercus Trust cancelled its ownership interest in our shares of Series I preferred stock. As a result, there are currently no shares of Series I preferred stock issued and outstanding.

On December 6, 2010, we issued and sold 15,000,000 shares of our common stock to JEMZ Trust, a trust controlled by David Gelbaum, for total proceeds of $1,000,500.

On December 16, 2010, we issued and sold 15,000,000 shares of common stock to JEMZ Trust, a trust controlled by David Gelbaum, for total proceed of $1,000,500.

On January 5, 2011, we amended the terms of our Series H Preferred Stock Purchase Agreement, dated June 25, 2010, with The Quercus Trust to extend the date from December 31, 2010 to June 30, 2011, pursuant to which The Quercus Trust, in the event of the death of David Gelbaum, agrees to purchase shares of our Series H preferred stock, for an aggregate purchase price of $10,000,000. No other terms of the Purchase Agreement were changed or amended by the Amended Agreement. In exchange for entering into this amendment, the we paid to The Quercus Trust a commitment fee of $100,000 which was paid through the issuance of 10 of Series H preferred stock along with a warrant to acquire 1,928,571 shares of our common stock at an exercise price of $0.07 per share.

On April 11, 2011, issued and sold 2,500,000 shares of our common stock to The Quercus Trust for total proceeds of $200,000.

On June 13, 2011, we issued and sold 1,250,000 shares of common stock to The Quercus Trust for total proceeds of $100,000.

On June 13, 2011, we issued and sold 1,111,111 shares of common stock to The Quercus Trust for total proceeds of $100,000.

Sale of Mobile MaxPure® Assets

On March 6, 2009, we finalized the sale to Quentin T. Kelly, our former Chief Executive Officer, of substantially all of the Mobile MaxPure® assets and certain trademarks relating to our former names for $358,035. Mr. Kelly received a $225,000 purchase price credit and the parties agreed that the balance of the purchase price, $133,035, would be paid by Mr. Kelly through the reduction of Mr. Kelly’s cash severance payments payable to him pursuant to the Separation Agreement and General Release that we entered into with Mr. Kelly on January 20, 2009.

PROPOSAL 1:

ELECTION OF DIRECTORS

Mssrs. Gelbaum, Field, O’Neill, Doti and Pope have been nominated by the Board for election at the Annual Meeting. If elected at the Annual Meeting, they each will serve for a term of one year expiring on the date of the annual meeting of stockholders in 2012, or upon their successors being duly elected and qualified.

In the event that any nominee is unable or unwilling to serve, the proxies reserve discretionary authority to vote for a substitute. Each of the nominees named above has consented to serve as a director and the Board has no reason to believe that any nominee will be unavailable for such service.

The Board has nominated the candidates described above and recommends a vote “FOR” each of the proposed nominees to the Board and the proxies will be so voted unless a contrary vote is indicated. Each director shall be elected by a plurality of the total votes cast by the holders of the common stock and Series D-1 preferred stock, on an as-converted basis, as represented in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES IDENTIFIED IN PROPOSAL 1.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected EisnerAmper LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Amper, Politziner & Mattia, LLP served as our independent registered public accounting firm from 2003 until August 2010. On August 16, 2010, Amper, Politzner & Mattia, LLP combined its practice that date with Eisner LLP to form EisnerAmper, LLP. The Board has recommended that the stockholders ratify the appointment of Amper, Politziner & Mattia, LLP as our independent registered public accounting firm for the current year.

A representative of EisnerAmper LLP is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

Ratification by stockholders is not required. If Proposal 2 is not approved by the stockholders, the Board does not plan to change the appointment for fiscal year 2011 but will consider such vote in selecting our independent registered public accounting firm for fiscal year 2012.

Proposal 2 will be approved upon the affirmative vote of a majority of the votes represented in person or by proxy at the Annual Meeting and entitled to vote on such proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

Independent Auditor Fees

Set forth below are the aggregate fees billed for each of the last two fiscal years ended December 31, 2010 and December 31, 2009 for services rendered by EisnerAmper LLP and Amper, Politziner & Mattia, LLP.

	2010	2009
Audit fees	$225,000	$304,720
Audit-related fees	48,290	75,255
Tax fees	—	—
All other fees	—	—
Total fees	$273,290	$379,975

On August 19, 2010 the Audit Committee of the Company’s Board of Directors engaged EisnerAmper LLP to serve as the Company’s new independent registered public accounting firm, after it was notified on August 16, 2010 that Amper, Politziner and Mattia, LLP, an independent registered public accounting firm, would not be able to stand for re-appointment because it combined its practice on that date with that of Eisner LLP to form EisnerAmper LLP, an independent registered public accounting firm. The Company previously filed Form 8-K on August 19, 2010 acknowledging this change.

Audit fees consist of fees billed for services rendered for the audit of our financial statements and review of our financial statements included in our quarterly reports on Form 10-Q and services provided in connection with other statutory or regulatory filings. During 2010 and 2009, we incurred audit fees with Amper, Politziner, & Mattia, LLP in the amount of $172,500 and $304,720, respectively. During 2010 and 2009, we incurred audit fees with EisnerAmper LLP in the amount of $52,500 and $0, respectively.

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under Audit fees, primarily relating to assistance provided in filings on Forms S-1 and S-8. During 2010 and 2009, we incurred audit related fees with Amper, Politziner, & Mattia, LLP in the amount of $40,790 and $75,255, respectively. During 2010 and 2009, we incurred audit related fees with EisnerAmper LLP in the amount of $7,500 and $0, respectively.

Tax fees consist of fees billed for professional services related to the preparation of our U.S. federal and state income tax returns and tax advice. No such fees were billed in 2010 or 2009.

The Audit Committee pre-approved all Audit-related fees. After considering the provision of services encompassed within the above disclosures about fees, the Audit Committee has determined that the provision of such services is compatible with maintaining EisnerAmper’s independence.

Pre-approval policy of services performed by independent registered public accounting firm

The Audit Committee’s policy is to pre-approve all audit and non-audit related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated the pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.

REPORT OF THE AUDIT COMMITTEE

In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed our audited 2010 year-end financial statements with management and with Amper, Politziner & Mattia, LLP, and subsequently EisnerAmper LLP, our independent registered public accounting firms. The Audit Committee discussed with the independent registered public accounting firm the matters to be discussed in accordance with Statement on Auditing Standards No. 61, as amended (Codification of Statement on Auditing Standards, AU380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by the applicable standards of the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.

The Audit Committee discussed with Amper, Politziner & Mattia, LLP and subsequently EisnerAmper LLP the overall scope and plans for the audit. The Audit Committee met with Amper, Politziner & Mattia, LLP, and subsequently EisnerAmper LLP, with and without management present, to discuss the results of its audits and reviews, its evaluations of the Company and its personnel, our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that our audited 2010 year-end financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

The foregoing audit committee report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

AUDIT COMMITTEE

David Field

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no matters to be presented for consideration at the Annual Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this proxy statement should properly come before the Annual Meeting; (ii) a person not named herein is nominated at the Annual Meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this proxy statement and the form of proxy, subject to applicable laws and our charter and by-laws, should come before the Annual Meeting; or (iv) any matters should arise incident to the conduct of the Annual Meeting, then the proxies will be voted by the persons named in the form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Our Stockholders may submit a proposal to be considered for a vote at our 2012 Annual Meeting. If you wish to submit a proposal for consideration, you should adhere to the following procedures as prescribed in our Amended and Restated Bylaws and Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”):

To submit a proposal under Rule 14a-8 for inclusion in our 2012 proxy statement and consideration at our 2012 Annual Meeting, you must deliver a proposal made pursuant to Rule 14a-8 to our Corporate Secretary at the Company’s headquarters no later than March 15, 2012. Please refer to Rule 14a-8 for the requirements that apply to these proposals.

The Board will consider for inclusion in the Company’s proxy statement, and make provision for the presentation of proposals at our 2012 annual meeting of stockholders, proposals submitted by eligible stockholders who have complied with the Company’s by-laws and the relevant rules and regulations of the SEC. Additionally, to be considered for inclusion in the Company’s proxy statement and form of proxy, and to be properly presented at the 2012 annual meeting of stockholders, such proposals must be received by the Company no later than March 15, 2012, and no earlier than February 14, 2012.

STOCKHOLDER SHARING AN ADDRESS OR HOUSEHOLD

Only one copy of our annual report and proxy statement is being delivered to multiple security holders sharing an address unless we have received instructions to the contrary from one or more of the stockholders.

We will deliver promptly upon written or oral request a separate copy of our annual report, proxy statement or Notice of Internet Availability to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of our annual report, proxy statement or Notice of Internet Availability, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write to us, c/o Investor Relations, at our principal executive offices at 13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas 76177 or call the Company at 817-224-3600.

MATERIAL INCORPORATED BY REFERENCE: FINANCIAL STATEMENTS AND RELATED INFORMATION

The Company’s financial statements and notes thereto for the year 2010, which are located in Item 8 of the Company’s Annual Report on Form 10-K for 2010, are incorporated into this proxy statement by reference, together with the information contained in Items 7 and 9 of the Company’s Annual Report on Form 10-K for the year 2010.

APPENDIX C

Admission Ticket C123456789
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 p.m., Central Time, on August 23, 2011.

Vote by Internet • Log on to the Internet and go to www.envision reports.com/ENSL • Follow the steps outlined on the secured website.

Vote by telephone

  •   Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☐

☐ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ☐

+
A	Proposals — The board of directors recommends a vote FOR Item 1 and 2.

				For	Against	Abstain
1. Elect five directors to hold office for terms of one year and until their successors are elected and qualified.			2. Ratification of the selection of EisnerAmper LLP as the independent registered public accountants for 2011.	☐	☐	☐
	For	Withhold
01 - Mark J. O’Neill	☐	☐

	For	Withhold
02 - David Gelbaum	☐	☐
03 - Carl Pope	☐	☐
04 - David Field	☐	☐
05 - James L. Doti	☐	☐
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Items 1 and 2.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

2011 Annual Meeting of

Entech Solar Stockholders

August 24, 2011 9:00 a.m. Local Time

Entech Solar Headquarters

13301 Park Vista Boulevard, Suite 100, Fort Worth, TX 76177

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

☐  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN

THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ☐

Proxy — Entech Solar, Inc.	+

PROXY SOLICITED ON BEHALF OF ENTECH SOLAR, INC. BOARD OF DIRECTORS

Annual Meeting of Stockholders — August 24, 2011

David Gelbaum and Shelley Hollingsworth, with power of substitution, are hereby appointed proxies of the undersigned to vote all shares of common stock of Entech Solar, Inc. owned by the undersigned at the annual meeting of stockholders to be held in Fort Worth, Texas, on August 24, 2011, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including items as specified on the reverse side.

Shown on this card are all shares of common stock registered in your name. The shares represented hereby will be voted in accordance with the directions given by the stockholder. If a properly signed proxy is returned without choices marked the shares represented by this proxy registered in your name will be voted FOR Items 1 and 2 (unless otherwise directed).

In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

Please mark, date, sign, and promptly return this proxy in the enclosed envelope, which requires no postage if mailed in the U.S., or grant your proxy via telephone or Internet as described on the reverse side.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

B	Non-Voting Items	Annual Report		Meeting Attendance
Change of Address — Please print your new address below.		Mark the box to the right if you would like to stop receiving an Annual Report.	☐	Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of Entech Solar, Inc.’s proxy statement dated July 13, 2011.

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

☐	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+